UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2025
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Hudson Pacific Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11601 Wilshire Blvd., Ninth Floor
Los Angeles,	California	90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 445-5700

Not Applicable
(Former name or former address, if changed since last report)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HPP	New York Stock Exchange
4.750% Series C Cumulative Redeemable Preferred Stock	HPP Pr C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2025, Mr. Jonathan Glaser notified the board of directors (the “Board”) of Hudson Pacific Properties, Inc. (the “Company”) of his resignation from the Board after 15 years of service, effective immediately, due to his desire to devote more of his time to other professional commitments. In tendering his resignation, Mr. Glaser expressed no disagreement with the Company.

On December 2, 2025, the Board voted to appoint Mr. Jon Bortz as Mr. Glaser’s successor, effective immediately. Mr. Bortz will serve on the Audit and Compensation Committees of the Board, also succeeding Mr. Glaser in those roles.

Mr. Bortz will be compensated for his service on the Board in accordance with the Company’s Non-Employee Director Compensation Plan. In addition, the Company and Mr. Bortz expect to enter into the Company’s standard form of indemnification agreement for its non-employee directors to be effective as of December 2, 2025, which requires the Company to indemnify each indemnitee to the fullest extent permitted by the Maryland General Corporation Law. For a description of the Company’s indemnification agreements, please see the Company’s Proxy Statement for its 2015 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 2, 2015.

Mr. Bortz is Founder, Chairman of the Board, and Chief Executive Officer of Pebblebrook Hotel Trust and Founder and Chairman of Curator Hotel & Resort Collection. Mr. Bortz was Founder and served as President, Chief Executive Officer and a Trustee of LaSalle Hotel Properties, a publicly traded hotel REIT, from its formation in April 1998 until his retirement in September 2009. In addition, he served as Chairman of the Board of LaSalle Hotel Properties from January 1, 2001 until his retirement. Prior to forming LaSalle Hotel Properties, Mr. Bortz founded the Hotel Investment Group of Jones Lang LaSalle Incorporated in January 1994 and as its President oversaw all of Jones Lang LaSalle’s hotel investment and development activities. From January 1995 to April 1998, as Managing Director of Jones Lang LaSalle’s Investment Advisory Division, he was also responsible for certain East Coast development projects. From January 1990 to 1995, he was a Senior Vice President of Jones Lang LaSalle’s Investment Division, with responsibility for East Coast development projects and workouts. Mr. Bortz joined Jones Lang LaSalle in 1981. He currently serves as member of the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, and served on the board of trustees for Federal Realty Investment Trust. There are no arrangements or understandings between Mr. Bortz and any other person pursuant to which Mr. Bortz was appointed as a director, and Mr. Bortz is not a party to any transaction with the Company reportable pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On December 3, 2025, the Company issued a press release announcing the appointment of Mr. Bortz to its Board, effective December 2, 2025. A copy of the press release is furnished herewith as Exhibit 99.1. The information being furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of
1934.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1**	Press release dated December 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
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** Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.
Date:	December 3, 2025	By:	/s/ Mark Lammas
Mark Lammas President